ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Filed in the office of	Document Number 00001632316-12
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/28/2007 7:35 AM
	Entity Number C33762-2001

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Interfacing Technologies, Inc

2. The articles have been amended as follows (provide article numbers, if available):

First Article:

Remove, "THE NAME OF THE CORPORATION IS: CATALYST SET CORP".

AND REPLACE WITH

THE NAME OF THE CORPORATION IS: Interfacing Technologies, Inc.
Fourth Article:

Remove, "THAT THE TOTAL NUMBER OF VOTING COMMON STOCK AUTHORIZED TO BE ISSUED BY THE CORPORATION IS FIFTY THOUSAND (50,000) SHARES OF STOCK WITHOUT NOMINAL OR PAR VALUE AND NO OTHER CLASS OF STOCK SHALL BE AUTHORIZED."

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional): 10/27/07
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________ Signature X ______________________ Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.